UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2008
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices) (Zip Code)
     Registrant’s telephone number, including area code:      (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Bart W. Catalane, the Senior Vice President and Chief Financial Officer of LIN TV Corp. (the “Company”) and the Company’s principal financial officer, notified the Company that he intends to resign from his current position with the Company. Mr. Catalane’s anticipated departure date is August 20, 2008. Mr Catalane is resigning so that he may pursue other opportunities.

Gregory Schmidt, the Executive Vice President Digital Media of the Company, notified the Company that he intends to resign from his current position with the Company effective August 15, 2008. Mr. Schmidt is resigning from the Company so that he may pursue other opportunities.

On July 23, 2008 the Company issued a press release (the “Press Release”) announcing the departure of Mr. Catalane as the Company’s Chief Financial Officer and Mr. Schmidt as the Company’s Executive Vice President Digital Media. A copy of the Press Release is furnished herewith as Exhibit 99.1.

(c)	The Company announced in the Press Release that a search for a new Chief Financial Officer has been initiated and, in the interim Mr. Sadusky, who was the Company’s previous Chief Financial Officer and principal financial officer from 2004 to 2006, will also reassume those duties in addition to performing his duties as President and Chief Executive Officer. He will not receive any additional compensation for performing such duties.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 23, 2008 (furnished herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.
Date: July 23, 2008	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller